Exhibit 23.4

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements to Forms S-3 of Hersha Hospitality Trust of our report dated March 10, 2006 relating to financial statements of Adriaen’s Landing Hotel, LLC, which appears in the Current Report on Form 8-K/A of Hersha Hospitality Trust dated April 6, 2006. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Hartford, Connecticut
November 21, 2006